UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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INVERNESS MEDICAL INNOVATIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 19, 2006

Dear Fellow Stockholder:

You are cordially invited to attend Inverness Medical Innovations’ Annual Meeting of Stockholders on Wednesday, May 24, 2006, at 12:30 p.m., local time, at our corporate headquarters located at 51 Sawyer Road, Suite 200, Waltham, MA 02453.

In addition to the matters described in the attached proxy statement, we will report on our activities for our fiscal year ended December 31, 2005. You will have an opportunity to ask questions and to meet your directors and executives.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. Therefore, after reading the enclosed proxy statement, please complete, sign, date and return the enclosed proxy card promptly. You may also vote by telephone, or electronically over the Internet, by following the instructions on your proxy card.

We look forward to seeing you at the meeting. Your vote is important to us.

Cordially,

Ron Zwanziger
Chairman, Chief Executive Officer and President

INVERNESS MEDICAL INNOVATIONS, INC.
51 Sawyer Road, Suite 200
Waltham, Massachusetts  02453

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Wednesday, May 24, 2006
Time:	12:30 p.m., local time
Place:	Inverness Medical Innovations, Inc. 51 Sawyer Road, Suite 200 Waltham, MA 02453

Purpose:

1.                Elect three Class II Directors to serve until the 2009 annual meeting of stockholders; and

2.                Conduct such other business as may properly come before the annual meeting and at any adjournment or postponement thereof.

Only stockholders of record on March 31, 2006 may vote at the annual meeting and at any adjournment or postponement thereof. This proxy solicitation material is being mailed to stockholders on or about April 19, 2006, and includes a copy of our 2005 Annual Report, which includes financial statements for the period ended December 31, 2005.

Our Board of Directors unanimously recommends you vote “FOR” the proposal presented to you in this proxy statement.

Your vote is important. Please cast your vote by mail, telephone or over the Internet by following the instructions on your proxy card.

Paul T. Hempel, Esq.
Secretary

April 19, 2006

i

April 19, 2006

INVERNESS MEDICAL INNOVATIONS, INC.

51 Sawyer Road, Suite 200
Waltham, Massachusetts  02453

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Inverness Medical Innovations, Inc. for use at our 2006 Annual Meeting of Stockholders to be held on Wednesday, May 24, 2006 at 12:30 p.m., local time, at our corporate headquarters located at 51 Sawyer Road, Suite 200, Waltham, MA, and at any adjournments or postponements of the annual meeting. References in this proxy statement to “us,” “we,” “our” and “Company” refer to Inverness Medical Innovations, Inc., except where otherwise indicated, such as in the “Compensation Committee Report on Executive Compensation for Fiscal Year 2005” and the “2005 Audit Committee Report.”

General Information

Who May Vote

Holders of our common stock, as recorded in our stock register at the close of business on March 31, 2006, may vote at the annual meeting on matters properly presented at the meeting. As of that date, there were 32,035,148 shares of our common stock outstanding and entitled to one vote per share. A list of stockholders will be available for inspection for at least ten days prior to the meeting at the principal executive offices of the Company at 51 Sawyer Road, Suite 200, Waltham, MA  02453-3448.

How to Vote

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

Most stockholders have a choice of voting by using a toll free number, by submitting their vote over the Internet or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.

How Proxies Work

Our Board of Directors (the “Board”) is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting, or at any adjournment or postponement thereof, in the manner you direct. With respect to the election of directors, you may vote for all, some or none of our director candidates.

If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our director candidates.

As of the date hereof, we do not know of any other business that will be presented at the meeting. If other business shall properly come before the meeting, including any proposal submitted by a stockholder which was omitted from this proxy statement in accordance with applicable federal securities laws, the persons named in the proxy will vote your shares according to their best judgment.

Solicitation

In addition to this mailing, our employees may solicit proxies personally, electronically or by telephone. We pay all of the costs of soliciting this proxy. We also reimburse brokers, banks, nominees and other fiduciaries for their expenses in sending these materials to you and getting your voting instructions.

Revoking a Proxy

You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting, or by notifying the Company’s Secretary in writing.

Quorum

In order to carry on the business of the meeting, we must have a quorum. Under our bylaws, this means at least a majority of the voting power of all outstanding shares entitled to vote must be represented at the meeting, either by proxy or in person. Proxies marked as abstaining or withheld, limited proxies and proxies containing broker non-votes with respect to any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum, but will not be counted as votes cast on such matter. A “broker non-vote” is a proxy submitted by a broker or other nominee holding shares on behalf of a client in which the broker or other nominee indicates that it does not have discretionary authority to vote such shares on a particular matter.

Vote Required

Proposal 1 sets forth the vote required for election of directors

Corporate Governance

The Board of Directors

Our Board of Directors is currently comprised of nine members. The nine directors are divided into three classes as follows:  three Class I Directors (John F. Levy, Jerry McAleer, Ph.D. and John A. Quelch), three Class II Directors (Carol R. Goldberg, Alfred M. Zeien and Ron Zwanziger) and three Class III Directors (Robert P. Khederian, David Scott, Ph.D. and Peter Townsend). The members of each class serve for a staggered three-year term and, at each annual meeting of stockholders, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are expiring. The current terms of the Class I Directors, Class II Directors and Class III Directors will expire at the annual meetings of stockholders held following the end of calendar years 2007, 2005 and 2006, respectively. The Board has determined that the following directors are independent under the rules of the American Stock Exchange: Ms. Goldberg, Mr. Khederian, Mr. Levy, Mr. Quelch, Mr. Townsend and Mr. Zeien.

The Board held 15 meetings during the last fiscal year. We believe that it is important for, and we encourage, the members of the Board to attend annual meetings of stockholders. Last year, 7 members of the Board attended our annual meeting of stockholders.

The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each composed solely of directors who satisfy the applicable independence requirements of the American Stock Exchange’s listing standards. All three committees operate pursuant to written charters which are posted on the Corporate Governance page on our website at www.invmed.com.

The Audit Committee

The Audit Committee consists of Mr. Levy, its Chairperson, Mr. Townsend and Mr. Khederian. Among other things, the Audit Committee oversees our accounting and financial reporting processes, including the selection, retention and oversight of our independent auditor and the pre-approval of all auditing and non-auditing services provided by the independent auditor. The Audit Committee’s 2005 Audit Committee Report is included in this proxy statement beginning on page 20. The Board has determined that Mr. Levy is an “audit committee financial expert,” as defined by SEC rules adopted pursuant to the Sarbanes-Oxley Act. The Audit Committee held 12 meetings during fiscal 2005.

The Compensation Committee

The Compensation Committee consists of Ms. Goldberg, its Chairperson, Mr. Zeien and Mr. Khederian. The Compensation Committee establishes our overall compensation philosophy, evaluates the performance of, and makes recommendations concerning the compensation of, our chief executive officer and our other executive officers, and monitors our incentive and equity-based compensation plans. During fiscal 2005, the Compensation Committee held 6 meetings. The Compensation Committee Report on Executive Compensation for Fiscal Year 2005 is included in this proxy statement beginning on page 15.

The Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Mr. Zeien, its Chairperson, Mr. Quelch and Mr. Levy. The Nominating and Corporate Governance Committee is charged with recommending nominees for election to the Board, overseeing the selection and composition of committees to the Board, developing and recommending corporate governance principles and overseeing our continuity planning process. The Nominating and Corporate Governance Committee conducts all necessary and appropriate inquiries into the backgrounds and qualifications of possible director candidates and has the authority to retain any search firm or other advisors to assist in identifying candidates to serve as directors. The Nominating and Corporate Governance Committee has established a policy with regard to the consideration of director candidates recommended by holders of our voting stock. The material elements of this policy are set forth and discussed below under “Stockholder Proposals” beginning on page 23 and the full policy can be viewed on the Corporate Governance page of our website at www.invmed.com. In identifying and evaluating director candidates, including candidates proposed or recommended by stockholders, the Nominating and Corporate Governance Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the candidate would fill a present need on the Board. During fiscal 2005, the Nominating and Corporate Governance Committee held 1 meeting.

Director Compensation

Our directors currently receive no cash compensation for their services as directors, although they are reimbursed for expenses incurred in connection with their attendance at board and committee meetings. However, options and other awards may be granted to directors in the sole discretion of the administrator of the 2001 Stock Option Plan. On May 24, 2005, each of our non-employee directors was granted an option to purchase 25,000 shares of our common stock, which options vest over 3 years in equal annual installments and are exercisable at $28.03 per share, the closing price of our common stock on the date of grant.

Communications with the Board

Stockholders wishing to communicate with the Board should direct their communications to: Secretary, Inverness Medical Innovations, Inc., 51 Sawyer Road, Suite 200, Waltham, MA 02453. Stockholder communications must state the number of shares of our stock beneficially owned by the stockholder sending the communication. The Secretary will forward the communication to the Board or to any individual director or directors to whom the communication is directed; provided, however, that if the communication is unduly hostile, profane, threatening, illegal or otherwise inappropriate, the Secretary has the authority to discard the communication and take any appropriate legal action.

Code of Ethics

Our Board has adopted a code of ethics that applies to all of our employees and agents world-wide, including our chief executive officer, our chief financial officer, our other executive officers and the members of the Board. Known as the Inverness Medical Innovations Business Conduct Guidelines, this code of ethics is posted in its entirety on the Corporate Governance page of our website at www.invmed.com.

Proposal 1

Election of Directors

At the 2006 annual meeting, the term of the Class II Directors will expire. The Board proposes, at the recommendation of the Nominating and Corporate Governance Committee, that at the 2006 annual meeting of stockholders the following nominees be elected as Class II Directors:

Carol R. Goldberg
Alfred M. Zeien
Ron Zwanziger

As noted above, each of these nominees is currently serving as a member of the Board. The proxies granted by stockholders will be voted individually at the annual meeting for the election of these three nominees. In the event that Ms. Goldberg, Mr. Zeien or Mr. Zwanziger shall be unable to serve, it is intended that the proxy will be voted for any replacements nominated by the Board. Ms. Goldberg, Mr. Zeien and Mr. Zwanziger have indicated that they will serve on the Board if elected. For information regarding these nominees, see “Information Regarding Nominees, Other Directors and Executive Officers.”

Vote Required

The Class II Directors must be elected by a plurality of the votes properly cast at the annual meeting. This means that the three nominees receiving the highest number of FOR votes will be elected as Class II Directors. Votes may be cast FOR or WITHHELD FROM each nominee. Votes that are WITHHELD FROM the nominees will be excluded entirely from the vote and will have no effect. Furthermore, if you hold your shares in your own name as a holder of record, and you fail to vote your shares, either in person or by proxy, the votes represented by your shares will be excluded entirely from the vote and will have no effect. If, however, your shares are held by a broker, bank or other nominee (i.e., in “street name”) and you fail to give instructions as to how you want your shares voted, the broker, bank or other nominee may vote the shares in their own discretion.

Recommendation

The Board unanimously recommends a vote FOR the election of the nominees listed above.

Information Regarding Nominees, Other Directors and Executive Officers

The following biographical descriptions set forth certain information with respect to the three nominees for election as Class II Directors, the incumbent, continuing directors who are not up for election at this annual meeting and the executive officers who are not directors. This information has been furnished by the respective individuals.

Name	Age	Position

Ron Zwanziger	52	Chairman of the Board, Chief Executive Officer and President
David Scott, Ph.D.	49	Chief Technical Officer
Jerry McAleer, Ph.D.	50	Director, Vice President, Research and Development and Vice President, Cardiology
Hilde Eylenbosch, M.D.	42	Vice President, Consumer Diagnostics
David Toohey	49	Vice President, Professional Diagnostics
John Yonkin	46	Vice President, Nutritionals
Geoffrey Jenkins	54	Vice President, Worldwide Operations
Roger Piasio	67	Chief Scientific Officer and General Manager, Binax, Inc.
John Bridgen, Ph.D.	59	Vice President, Business Development
Peter Welch	54	Managing Director, Unipath Limited
Christopher J. Lindop	48	Chief Financial Officer
Paul T. Hempel	57	Senior Vice President and Secretary
Carol R. Goldberg	75	Director
Robert P. Khederian	53	Director
John F. Levy	59	Director
John A. Quelch	54	Director
Peter Townsend	71	Director
Alfred M. Zeien	76	Director

Nominees for Election as Class II Directors—Term Expiring 2009

Carol R. Goldberg has served on the Board since May 30, 2001. Ms. Goldberg served as a director of our predecessor company, Inverness Medical Technology, from August 1992 through November 2001, when that company was acquired by Johnson & Johnson. Since December 1989, she has served as president of The AVCAR Group, Ltd., an investment and management consulting firm in Boston, Massachusetts. Ms. Goldberg is a director and serves on the compensation committee of the board of directors of America Service Group, Inc., a publicly traded, managed healthcare company. Ms. Goldberg is Chairperson of the Board’s Compensation Committee.

Alfred M. Zeien has served on the Board since July 31, 2001. From 1991 until his retirement in 1999, Mr. Zeien served as Chairman and Chief Executive Officer of The Gillette Company, a consumer products company. Mr. Zeien currently serves on the boards of EMC Corporation, a publicly traded company, and Bernard Technologies, Inc. Mr. Zeien is Chairperson of the Board’s Nominating and Corporate Governance Committee and a member of its Compensation Committee.

Ron Zwanziger has served as our Chairman, Chief Executive Officer and President since our inception on May 11, 2001. Mr. Zwanziger served as Chairman, Chief Executive Officer and President of our predecessor company, Inverness Medical Technology, from its inception in 1992 through November 2001 when that company was acquired by Johnson & Johnson. From 1981 to 1991, he was Chairman and Chief Executive Officer of MediSense, a medical device company.

Incumbent Class III Directors—Term Expiring 2007

Robert P. Khederian has served on the Board since July 31, 2001. Mr. Khederian is the chairman of Belmont Capital, a venture capital firm he founded in 1996, and Provident Corporate Finance, an investment banking firm he founded in 1998. From 1984 through 1996, he was founder and Chairman of Medical Specialties Group, Inc., a nationwide distributor of medical products which was acquired by Bain Capital. Mr. Khederian is also lead independent director of Cambridge Heart, Inc., where he also serves on the compensation committee. Mr. Khederian is a member of the Board’s Audit Committee and Compensation Committee.

David Scott, Ph. D., has served on the Board since July 31, 2001 and is our Chief Scientific Officer. Dr. Scott served as Chairman of Inverness Medical Limited, a subsidiary of our predecessor company, Inverness Medical Technology, from July 1999 through November 2001, when that company was acquired by Johnson & Johnson, and as a managing director of Inverness Medical Limited from July 1995 to July 1999. Dr. Scott served as Managing Director of Great Alarm Limited, a consulting company, from October 1993 to April 1995. Between October 1984 and September 1993, he held several positions at MediSense UK, serving most recently as Managing Director where he was responsible for managing product development, as well as the mass manufacture of one of its principal products, ExacTech.

Peter Townsend has served on the Board since May 30, 2001. Mr. Townsend served as a director of our predecessor company, Inverness Medical Technology, from August 1996 through November 2001, when that company was acquired by Johnson & Johnson. From 1991 to 1995, when he retired, Mr. Townsend served as Chief Executive Officer and a director of Enviromed plc, a medical products company currently known as Theratese plc. Mr. Townsend is a member of the Board’s Audit Committee.

Incumbent Class I Directors—Term Expiring 2008

John A. Quelch joined the Board on March 10, 2003. Since June, 2001, Mr. Quelch has been a professor and Senior Associate Dean at the Harvard Business School. From July 1998 through June 2001, he was Dean of the London Business School. Mr. Quelch also serves as a director of WPP Group plc, one of the world’s largest communications groups, and Pepsi Bottling Group and as Chairman of the Massachusetts Port Authority. He is a member of the Board’s Nominating and Corporate Governance Committee.

John F. Levy has served on the Board since May 30, 2001. Mr. Levy served as director of Inverness Medical Technology from August 1996 through November 2001, when that company was acquired by Johnson & Johnson. Since 1993, he has been an independent consultant. Mr. Levy served as President and Chief Executive Officer of Waban, Inc., a warehouse merchandising company, from 1989 to 1993. Mr. Levy is Chairperson of the Board’s Audit Committee and is a member of the Nominating and Corporate Governance Committee.

Jerry McAleer, Ph.D., joined the Board on March 10, 2003. Dr. McAleer has also served as our Vice President, Research and Development since our inception in May 2001 and has also recently assumed the additional role as our Vice President, Cardiology. Dr. McAleer served as Vice President of Research and Development of our predecessor company, Inverness Medical Technology, from 1999 through November 2001, when that company was acquired by Johnson & Johnson. From 1995 to 1999, Dr. McAleer served as Director of Development of Inverness Medical Limited, Inverness Medical Technology’s primary research and development unit, where he headed the development of Inverness Medical Technology’s electrochemical glucose strips. Prior to joining Inverness Medical Technology, Dr. McAleer held senior research and development positions at MediSense from 1985 to 1993 and more recently, at Ecossensors, Inc., an environmental research company, where he was responsible for the development of electrochemically based assay systems.

Executive Officers Who Are Not Directors

Hilde Eylenbosch, M.D., has served as our Vice President, Consumer Diagnostics since July 2005. Prior to assuming that title she served as our Vice President, Consumer Marketing from October 2004 to July 2005 and Vice President of International Women’s Health from November 2001 to October 2004. Dr. Eylenbosch served in the same capacity for our predecessor company, Inverness Medical Technology, from August 2001 until that company was acquired by Johnson & Johnson in November 2001. Prior to that she held various positions at Inverness Medical Technology, including Director of U.S. Women’s Health from September 1998 through October 2000. When she joined Inverness Medical Technology in January 1995, Dr. Eylenbosch was responsible for marketing that company’s women’s health products in Europe. Before joining Inverness Medical Technology, Dr. Eylenbosch was employed by Synthelabo, a French pharmaceutical company, where she held various marketing positions.

David Toohey has served as our Vice President, Professional Diagnostics since October 2002. Prior to that time he served as our Vice President, European Operations since February 2002, as our Vice President, New Products from November 2001 through February 2002, and as Managing Director of our Unipath Limited subsidiary from December 2001 through October 2002. Mr. Toohey was employed by our predecessor company, Inverness Medical Technology, as its Vice President, New Products from May 2001 through November 2001, when that company was acquired by Johnson & Johnson. Prior to joining Inverness Medical Technology, Mr. Toohey served as Vice President of Operations at Boston Scientific Corporation’s Galway, Ireland facility, Boston Scientific’s largest and most complex manufacturing facility with 2,500 employees. Between 1995 and 2001 he oversaw the growth of that facility from a 100 person start-up, initially serving as general manager, later as managing director and finally as vice president of operations. Prior to that time he held various executive positions at Bausch & Lomb, Inc., Digital Equipment Corp. and Mars, Inc.

John Yonkin has served as our Vice President, Nutritionals, our vitamin and nutritional supplements manufacturing and distribution business, since April 2005. Prior to assuming that title, he served as our Vice President, U.S. Sales and Marketing since November 2001. Mr. Yonkin served as Vice President of U.S. Sales of our predecessor company, Inverness Medical Technology, from October 1998 through January 2000 and as its General Manager from January 2000 through November 2001, when that company was acquired by Johnson & Johnson. He also served as Manager of Product Development for Inverness Medical Technology from October 1997 until October 1998. From January 1995 to September 1997, Mr. Yonkin was Director of National Accounts for Genzyme Genetics, a subsidiary of Genzyme, Inc., a leader in genetic testing services for hospitals, physicians and managed healthcare companies.

Geoffrey Jenkins has served as our Vice President, Worldwide Operations since September 2005. He has over twenty-five years of operational experience in professional and consumer healthcare companies. In October 2000, he co-founded UV-Solutions, LLC, a product development company specializing in flash-based, germicidal, ultra-violet sterilization technology. Prior to UV-Solutions, Mr. Jenkins joined MDI Instruments, Inc. as Chief Operating Officer in June 1997 and was appointed President in January 1999. MDI Instruments developed and marketed both consumer and professional diagnostic devices for the early detection of ear infections. The company was acquired by Beckton Dickinson in 1999. From 1984 through May 1997, Mr. Jenkins served as Vice President of Operations for MediSense, Inc., an international developer, manufacturer and marketer of professional and consumer diagnostics. He was responsible for MediSense’s domestic and international operations related to blood glucose monitors.

Roger Piasio joined our company in March 2005 as Chief Scientific Officer and General Manager of Binax, Inc. upon our acquisition of Binax. Prior to our acquisition of Binax, Mr. Piasio served as President and Chief Executive Officer of Binax since 1986. Prior to founding Binax, Mr. Piasio was co-founder and Senior Vice President of Research and Development at Ventrex Laboratories, which introduced the first rapid ELISA physician office tests in the United States for pregnancy and strep throat.

John Bridgen, Ph.D., joined our company in September 2002 upon our acquisition of Wampole Laboratories. Dr. Bridgen served as President of Wampole from August 1984 until September 2005. He currently serves as our Vice President, Business Development. Prior to joining Wampole, Dr. Bridgen had global sales and marketing responsibility for the hematology and immunology business units of Ortho Diagnostic Systems Inc., a Johnson & Johnson company.

Peter Welch joined us when we acquired the Unipath business from Unilever in December 2001 and he has served as Managing Director of Unipath Limited since May 2004. Prior to that he was Vice President, Commercial & Chief Financial Officer of Unilever’s Unipath business since 1986, where, for much of that time, he was responsible for Unipath’s licensing and enforcement of intellectual property.

Christopher J. Lindop has served as our Chief Financial Officer since September 22, 2003. Prior to joining us, Mr. Lindop served as an audit partner with Ernst & Young LLP, an accounting firm, from June 2002 until September 2003. Mr. Lindop was an audit partner with the Boston office of Arthur Andersen LLP, an accounting firm, from 1991 until joining Ernst & Young in June 2002. Mr. Lindop has served a variety of public companies in the life science and technology sectors.

Paul T. Hempel served as our General Counsel and Secretary since our inception on May 11, 2001. In April 2006, Mr. Hempel became Senior Vice President in charge of leadership development, while retaining his role as Secretary and oversight of legal affairs. Mr. Hempel served as General Counsel and Assistant Secretary of our predecessor company, Inverness Medical Technology, from October 2000 through November 2001, when that company was acquired by Johnson & Johnson. Prior to joining Inverness Medical Technology, he was a founding stockholder and Managing Director of Erickson Schaffer Peterson Hempel & Israel PC from 1996 to 2000. Prior to 1996, Mr. Hempel was a partner and managed the business practice at Bowditch & Dewey LLP.

Principal Stockholders

The following table furnishes information as to shares of our common stock beneficially owned by:

•       each person or entity known by us to beneficially own more than five percent of our common stock;

•       each of our directors;

•       each of our “named executive officers” (as defined in “Compensation of Executive Officers” on page 13); and

•       all of our directors and executive officers as a group.

Unless otherwise stated, beneficial ownership is calculated as of February 1, 2006. For the purpose of this table, a person, group or entity is deemed to have “beneficial ownership” of any shares that such person, group or entity has the right to acquire within 60 days after such date through the exercise of options or warrants.

Security Ownership of Certain Beneficial Owners and Management

	Common Stock
Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class (3)
FMR Corp.(4)	4,105,701	14.85%
Zwanziger Family Ventures, LLC(5)	1,978,375	7.05%
Ron Zwanziger(6)	3,533,192	12.54%
David Scott, Ph.D.(7).	745,781	2.67%
Jerry McAleer, Ph.D.(8)	672,139	2.40%
Christopher J. Lindop(9)	46,874	*
David Toohey(10)	100,080	*
John Bridgen, Ph.D.(11)	59,297	*
Carol R. Goldberg(12)	104,103	*
Robert P. Khederian(13)	145,000	*
John F. Levy(14)	138,693	*
John A. Quelch(15)	25,000	*
Peter Townsend(15)	25,000	*
Alfred M. Zeien(15)	25,000	*
All current executive officers and directors (18 persons)(16)	5,926,806	20.07%

*                    Represents less than 1%

(1)          The address of each director or executive officer (and any related persons or entities) is c/o the Company at its principal office.

(2)          Unless otherwise indicated, the stockholders identified in this table have sole voting and investment power with respect to the shares beneficially owned by them.

(3)          The number of shares outstanding used in calculating the percentage for each person, group or entity listed includes the number of shares underlying options and warrants held by such person or group that were exercisable within 60 days from February 1, 2006, but excludes shares of stock underlying options and warrants held by any other person.

(4)          This information is based on information contained in a Schedule 13G/A filed with the SEC on February 14, 2006 by FMR Corp. The address provided therein for FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

(5)          Consists of 1,556,581 shares of common stock and 421,794 shares of common stock underlying warrants exercisable within 60 days from February 1, 2006. Ron Zwanziger, our Chairman, Chief Executive Officer and President, and Janet M. Zwanziger, his spouse, are the managers of Zwanziger Family Ventures, LLC and each have shared voting and investment power over these securities.

(6)          Consists of 3,003,757 shares of common stock and 529,435 shares of common stock underlying options and warrants exercisable within 60 days from February 1, 2006. Of the shares attributed to Mr. Zwanziger, 951,844 shares of common stock are owned by Mr. Zwanziger as Trustee of the Zwanziger 2004 Annuity Trust, and 1,556,581 shares of common stock and 421,794 shares of common stock issuable upon the exercise of warrants are owned by Zwanziger Family Ventures, LLC, a limited liability company managed by Mr. Zwanziger and his spouse. Of the other shares attributed to him, Mr. Zwanziger disclaims beneficial ownership of (i) 2,600 shares owned by his wife, Janet M. Zwanziger, and (ii) 9,450 shares owned by the Zwanziger Goldstein Foundation, a charitable foundation for which Mr. Zwanziger and his spouse, along with three others, serve as directors.

(7)          Consists of 450,554 shares of common stock and 295,227 shares of common stock underlying options exercisable within 60 days from February 1, 2006.

(8)          Consists of 266,559 shares of common stock and 405,580 shares of common stock underlying options exercisable within 60 days from February 1, 2006.

(9)          Consists of 1,939 shares of common stock and 44,935 shares of common stock underlying options and warrants exercisable within 60 days from February 1, 2006.

(10)   Consists of 5,199 shares of common stock and 94,881 shares of common stock underlying options exercisable within 60 days from February 1, 2006.

(11)   Consists of 2,633 shares of common stock and 56,664 shares of common stock underlying options exercisable within 60 days from February 1, 2006.

(12)   Consists of 76,703 shares of common stock and 27,400 shares of common stock underlying options exercisable within 60 days from February 1, 2006.

(13)   Consists of 120,000 shares of common stock and 25,000 shares of common stock underlying options exercisable within 60 days from February 1, 2006.

(14)   Consists of 101,718 shares of common stock and 36,975 shares of common stock underlying warrants and options exercisable within 60 days from February 1, 2006. Mr. Levy disclaims beneficial ownership of 741 shares of common stock and warrants to purchase 266 shares of common stock owned by a charitable remainder unitrust.

(15)   Consists of 25,000 shares of common stock underlying options exercisable within 60 days from February 1, 2006.

(16)   Includes 1,874,382 shares of common stock underlying options or warrants exercisable within 60 days from February 1, 2006.

Compensation of Executive Officers

Set forth below is information regarding the compensation of the Chief Executive Officer and the five other most highly compensated executive officers for fiscal year 2005. Such officers are collectively referred to as the “named executive officers.”

Summary Compensation Table.   The following summary compensation table contains information regarding the named executive officers’ compensation for our last three completed fiscal years.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
						Awards		Payouts
Name and Principal Position	Year	Salary		Bonus	Other Annual Compen- sation	Restricted Stock Awards	Shares Underlying Options	LTIP Payouts	All Other Compen- sation(4)
Ron Zwanziger	2005	$350,000		$550,000	—	—	—	—	$1,242
Chairman, CEO	2004	$350,000		$550,000	—	—	—	—	$1,242
and President	2003	$295,553		$550,000	—	—	7,576	—	$810
David Scott, Ph.D.	2005	$261,674	(1)	$125,000	—	—	—	—	$570	(1)
Chief Technical Officer	2004	$263,235	(1)	$125,000	—	—	—	—	$574	(1)
	2003	$197,069	(1)	$125,000	—	—	5,252	—	$534	(1)
Jerry McAleer, Ph.D.	2005	$227,543	(1)	$120,000	—	—	—	—	$496	(1)
Vice President, Research &	2004	$228,900	(1)	$120,000	—	—	—	—	$499	(1)
Development and Vice	2003	$170,723	(1)	$120,000	—	—	4,656	—	$464	(1)
President, Cardiology
Christopher J. Lindop(2)	2005	$375,000		—	—	—	—	—	$7,110
Chief Financial Officer	2004	$375,000		—	—	—	—	—	$6,960
	2003	$93,750		—	—	—	82,453	—	$62
David Toohey	2005	$358,217	(3)	—	—	—	—	—	$58,565	(3)
Vice President, Professional	2004	$376,062	(3)	—	—	—	25,000	—	$60,661	(3)
Diagnostics	2003	$322,988	(3)	—	—	—	—	—	$51,625	(3)
John Bridgen, Ph.D	2005	$363,600		—	—	—	—	—	$8,622
Vice President,	2004	$363,600		—	—	—	50,000	—	$8,472
Business Development	2003	$234,439		$200,000	—	—	6,664	—	$8,322

(1)          Salary or other compensation paid in British pounds. British pounds were converted to U.S. dollars using the average exchange rate for the year reported.

(2)          Mr. Lindop joined our company in September 2003.

(3)          Salary or other compensation paid in Euros. Euros were converted to U.S. dollars using the average exchange rate for the year reported.

(4)          Includes, to the extent applicable for each named executive officer, Company contributions to vested and unvested defined contribution plans and premiums paid by the Company for life insurance.

Year End Option Values.   The following table sets forth certain information concerning exercises of stock options during fiscal year 2005 by each of the named executive officers and the number and value of unexercised options held by each of the named executive officers on December 31, 2005:

Aggregated Option Exercises in Last
Fiscal Year and Fiscal Year-end Option Values

	Number of		Number of Shares Underlying Options at Fiscal Year End	Value of Unexercised In- the-Money Options at Fiscal Year End(1)
Name	Shares Acquired on Exercise	Value Realized(2)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Ron Zwanziger	4,485	$98,939	107,641/0	746,052/0
David Scott, Ph.D.	39,000	$918,164	295,227/0	3,256,573/0
Jerry McAleer, Ph.D.	16,500	$446,490	405,580/0	3,978,962/0
Christopher J. Lindop	—	—	44,935/37,500	14,350/0
David Toohey	—	—	94,881/18,750	766,729/0
John Bridgen, Ph.D.	—	—	56,664/50,000	461,362/149,500

(1)          Based on the fair market value of our common stock as of December 30, 2005 ($23.71 per share, which represents the closing price of our common stock as reported on the American Stock Exchange on such date) less the option exercise price, multiplied by the number of shares underlying the options.

(2)          Based on the fair market value of our common stock as of the date of exercise (the closing price of our common stock as reported on the American Stock Exchange on such date) less the option exercise price, multiplied by the number of shares underlying the options.

Change-In-Control Arrangements

There are no compensatory plans or arrangements with any named executive officer in connection with a change in control of our company or a change in such officer’s responsibilities, except that the 2001 Stock Option Plan provides that in the event of a “change of control,” as defined in the plan, all stock options will automatically become fully exercisable and all other stock awards will automatically become vested and non-forfeitable.

Compensation Committee Report on Executive Compensation for Fiscal Year 2005

We, the Compensation Committee, are charged with recommending to the Board for determination, the compensation for all of the Company’s executive officers. More generally, the Compensation Committee develops and implements compensation policies and plans that are appropriate for the Company in light of all relevant circumstances and which provide incentives that further the Company’s long-term strategic plans and are consistent with the culture of the Company and the overall goal of enhancing enduring stockholder value. In addition, we review and make recommendations to the Board, or approve, all equity compensation plans of the Company that are not otherwise subject to the approval of the Company’s stockholders. We also oversee the Company’s incentive-compensation plans and equity-based compensation plans and recommend to the Board all awards of shares or share options pursuant to such plans.

In reviewing and establishing salaries and incentive payments for the Company’s executive officers we intend to apply the following guidelines:

(a)  Annual base salary for each individual will generally be near the average for the particular peer group from comparable companies for that individual.

(b) Performance-based cash bonuses may be utilized to bring the individual to the top 10% of the cash compensation of the particular peer group for each individual.

(c)  The CEO may also present a plan to us with suggested performance targets for the executive officers for the subsequent year or years. Such a plan should include a specific proposal with respect to stock-based incentives and/or performance-based cash bonuses. In such event, we may recommend to the Board changes to the plan to provide for awards of stock- or cash-based incentives, in our discretion. Following discussion and any changes, we may recommend to the Board approval of such a plan and the performance targets.

(d) Performance-based goals, if established, should generally be group goals, though there may be additional or different goals for the CEO individually. This is to help foster interaction between the complementary but dispersed operations of the growing organization.

(e)  Performance targets may include both numeric targets, including increases in the market price of the common stock, and descriptive business objectives. These targets may be varied subsequently at our recommendation and with the approval of the Board if the Company has undergone significant positive change rendering the previous targets meaningless, weakened or counter productive.

(f)  Incentive payments, including performance-based cash bonuses or stock-based incentives, should be significant and meaningful to that individual and should reflect the individual’s relative value to the Company.

In considering the compensation of our Chief Executive Officer (“CEO”) and certain key executives, namely David Scott, Ph. D. and Jerry McAleer, Ph. D., who also serve as members of the Board (together with the CEO, the “Key Executives”) we considered in particular the compensation packages awarded to them during 2001 in anticipation of the Company’s split-off from Inverness Medical Technology, which are described in detail below (the “Compensation Packages”). These Compensation Packages, which are described below, were approved by the stockholders of Inverness Medical Technology (who became stockholders of the Company at the time of the split-off). We have reviewed the salaries and the Compensation Packages awarded to the Key Executives under the criterion set forth above and we currently feel that the salary and other compensation paid to the Key Executives for fiscal year 2005 remain equitable and in the best interest of the Company, although we intend to reassess the compensation payable to these Key Executives prior to our 2007 annual meeting because the performance-based awards included in the Compensation Packages described below lapsed at the end of 2005.

The Key Executives are paid the annual salary equivalent to the salary that the Key Executives were paid by Inverness Medical Technology prior to our split-off from that company in November 2001. In addition, each Key Executive was awarded a multi-year incentive Compensation Package designed to (i) ensure that the Key Executive remained with us after the split-off, (ii) properly compensate the Key Executive for the risks they were assuming in committing to guide a newly-formed entity with no independent track record and no existing trading market for its stock and (iii) reward the Key Executive in the event the Company meets aggressive market-based performance goals. The Compensation Packages consist of both stock-based awards, fixed cash bonuses and a performance-based Executive Bonus Plan. With respect to the stock-based awards, Mr. Zwanziger was given the opportunity to purchase, and did purchase, 1,168,191 shares of restricted stock vesting over four years. Dr. Scott and Dr. McAleer were granted options to purchase 399,381 and 379,413 shares of restricted stock vesting over four years. Dr. Scott’s option, and a portion of Dr. McAleers’ option, were exercised using promissory notes, as discussed under “Certain Relationships and Related Transactions—Indebtedness of Certain Executive Officers and Directors” on page 22 of this proxy statement. With respect to the fixed cash bonuses, for each of fiscal years 2001 through 2006 each Key Executive will receive the following year-end bonuses payable during the month of January of the following year:

Key Executive	Annual Bonus 2001	Annual Bonus 2002-2006
Ron Zwanziger	$225,000	$550,000
David Scott	$55,000	$125,000
Jerry McAleer	$50,000	$120,000

The Compensation Packages also included an Executive Bonus Plan which provided that each of the Key Executives would automatically be granted ten-year, non-qualified stock options if the Company’s common stock achieved specified stock price targets by specified target dates. These awards have lapsed.

During 2005, we also reviewed the salaries currently payable to our other executive officers, along with salary increases proposed by the CEO for certain of the executive officers. We determined at that time that the salaries currently payable to the executive officers, and the proposed salary increases, are fair and equitable to both the executive officers and the Company.

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on the Company’s tax return of compensation of over $1 million to any of the named executive officers unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company’s stockholders.

Our policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is fully deductible for federal income tax purposes. However, we may, from time to time, award compensation that may not constitute “performance-related” compensation if we believe that such awards would be in the best interest of the Company. The Company did not pay any compensation during 2005 that would be subject to the Section 162(m) limits.

THE COMPENSATION COMMITTEE

Carol R. Goldberg, Chairperson

Alfred M. Zeien, Member

Robert P. Khederian, Member

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee for the Company’s 2005 fiscal year were those individuals named above in the Compensation Committee Report on Executive Compensation. No member of the Compensation Committee has ever served as an officer or employee of the Company. No member of the Compensation Committee had any relationship with the Company requiring disclosure under “Certain Relationships and Related Transactions.”  During 2005, no executive officer of the Company served on the board of directors or compensation committee of another entity that has or had an executive officer serving as a member of the Board or the Compensation Committee.

Equity Compensation Plan Information

The following table furnishes information with respect to compensation plans under which equity securities of the Company are authorized for issuance as of December 31, 2005.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,511,968	$19.82	678,587	(3)
Equity compensation plans not approved by security holders	—	—	—
Total	3,511,968	$19.82	678,587	(3)

(1)          This table excludes an aggregate of 389,758 shares issuable upon exercise of outstanding options assumed by the Company in connection with various acquisition transactions. The weighted average exercise price of the excluded options is $9.83.

(2)          In addition to being available for future issuance upon exercise of options that may be granted after December 31, 2005, 387,920 shares under the 2001 Stock Option Plan may instead be issued in the form of restricted stock, unrestricted stock, performance share awards or other equity-based awards.

(3)          Includes 290,667 shares issuable under the Company’s 2001 Employee Stock Purchase Plan (the “ESPP”), of which up to 140,400 shares are issuable in connection with the current offering period which ends on June 30, 2006 if all 270 participants had sufficient eligible compensation to make, and did make, the maximum allowable contribution during the offering period. Last offering period, with 240 employees participating, 24,077 shares of our common stock were issued on January 10, 2006 pursuant to the ESPP.

Stock Performance Graph

The following line graph compares the change in the cumulative total stockholder return on our common stock since November 23, 2001 (the first day our common stock was traded on AMEX). This graph assumes an investment of $100 on November 23, 2001 in our common stock, and compares its performance with the AMEX US Total Return Index and the AMEX Health Products & Services Total Return Index (the “Current Indices”). We currently pay no dividends. The Current Indices reflect a cumulative total return based upon the reinvestment of dividends of the stocks included in those indices. Measurement points are November 23, 2001 and the last trading day of each subsequent fiscal quarter through December 31, 2005.

		Current Indices
Date	IMA	AMEX US Total Return Index	AMEX Health Products & Services Total Return Index
11/23/01	$100.00	$100.00	$100.00
12/31/01	$96.37	$102.21	$105.44
3/28/02	$121.46	$104.37	$102.87
6/28/02	$107.85	$92.24	$95.12
9/30/02	$50.67	$78.97	$74.11
12/31/02	$70.21	$83.56	$74.50
3/31/03	$106.83	$82.40	$78.43
6/30/03	$103.04	$97.10	$111.53
9/30/03	$135.61	$101.25	$118.85
12/31/03	$116.28	$113.10	$130.51
3/31/04	$97.70	$117.47	$140.34
6/30/04	$116.92	$117.75	$134.36
9/30/04	$111.05	$117.31	$118.39
12/31/04	$134.01	$130.69	$134.25
3/31/05	$125.47	$127.64	$110.28
6/30/05	$145.76	$131.23	$110.99
9/30/05	$141.64	$138.73	$113.36
12/30/05	$126.59	$141.42	$116.11

2005 Audit Committee Report

We, the Audit Committee, oversee the Company’s accounting and financial reporting processes and assist the Board in its oversight of the qualifications, independence and performance of the Company’s independent auditors. In fulfilling our oversight responsibilities, we discussed with the Company’s independent registered public accounting firm, BDO Seidman, LLP, the overall scope and plans for their audit. Upon completion of the audit, we discussed with BDO Seidman the matters required to be discussed by Statement on Auditing Standards No. 61.

We also reviewed and discussed the audited, consolidated financial statements with management. We discussed with management certain significant accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in those financial statements.

The Audit Committee received and reviewed the written disclosures and the letter required by Independence Standards Board Standard No. 1 and discussed with BDO Seidman the auditor’s independence from management and the Company. We determined that the services provided by BDO Seidman during fiscal year 2005 are compatible with maintaining such auditor’s independence.

In reliance on the reviews and discussions referred to above, we recommended to the Board (and the Board approved) that the audited, consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

John F. Levy, Chairman
Peter Townsend, Member
Robert P. Khederian, Member

Independent Public Accountants

Our Audit Committee engaged BDO Seidman, LLP to serve as our independent public account during the fiscal year ended December 31, 2005. Our Audit Committee has not formally selected our independent public accountant for the current fiscal year, but expects to make that selection at it next regular meeting. We expect representatives of BDO Seidman to be present at our 2006 annual meeting of stockholders, that they will have the opportunity to make a statement at such meeting if they so desire, and that they will be available to respond to appropriate questions from stockholders.

Audit Fees

We have not received a final invoice from BDO Seidman for professional services rendered for the audit of our consolidated financial statements for fiscal year 2005. However, we expect aggregate audit fees billed by BDO Seidman for fiscal year 2005 to be approximately $2,015,501, of which $1,981,800 has been billed to date. This includes $709,500 billed for professional services rendered in connection with the principal accountant’s audit of our internal controls and its related attestation report on management’s assessment of internal control over financial reporting issued in connection with the 2005 audit. Audit fees also include fees billed in connection with the principal accountant’s review of our quarterly financial statements and audit services normally provided by the principal accountant in connection with other statutory or regulatory filings. Aggregate audit fees billed by BDO Seidman for fiscal year 2004 were approximately $2,000,000.

Audit-Related Fees

Aggregate audit-related fees billed in 2005 and 2004 by BDO Seidman were $250,082 and $195,075, respectively. Audit-related fees consist primarily of fees billed for professional services rendered by the principal public accountant for accounting consultations and services related to business acquisitions and financings.

Tax Fees

Aggregate tax fees billed in 2005 and 2004 by BDO Seidman were $99,000 and $91,799, respectively. Tax fees include fees billed for professional services rendered by the principal public accountant for tax compliance, tax advice and tax planning.

All Other Fees

During 2005 and 2004, all other fees billed by BDO Seidman totaled $0 and $3,000, respectively.

Pre-approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services provided by the independent public accountant other than permitted non-audit services estimated in good faith by the auditors and management to entail fees payable of $25,000 or less on a project by project basis and which would otherwise qualify for exemption from the pre-approval requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present any services so pre-approved to the full Audit Committee at its next meeting.

Certain Relationships And Related Transactions

Indebtedness of Certain Executive Officers and Directors

On August 15, 2001, Ron Zwanziger, our Chairman, Chief Executive Officer and President, purchased 1,168,191 shares of restricted stock from us at a price of approximately $9.13 per share under the 2001 Stock Option Plan. In connection with this purchase, Mr. Zwanziger delivered a five-year promissory note to us in the principal amount of $10,665,583.68. The promissory note is secured by the shares of restricted stock purchased by Mr. Zwanziger. The promissory note accrues interest which compounds annually at the rate of 4.99% per year. Principal is due and payable at the end of the five-year term. Interest is payable annually and at maturity. Mr. Zwanziger is also obligated to pay principal and accrued interest thereon with the net after-tax proceeds of any sale by him of the restricted stock. Under certain circumstances, Mr. Zwanziger may also pay all or a part of the principal and accrued interest thereon by delivering shares of common stock to us, which shares will be valued at their fair market value at the time of delivery. The promissory note is 75% non-recourse as to principal and full recourse as to the remaining principal and all interest. As of March 31, 2006, principal and accrued interest of $10,998,231.73 was outstanding under this note.

On December 3, 2001, David Scott, Ph.D., our Chief Scientific Officer and one of our directors, purchased 399,381 shares of restricted stock at a price of $6.20 per share by exercising an option granted to Dr. Scott in August 2001 under the 2001 Stock Option Plan. In connection with this purchase, Dr. Scott delivered a five-year promissory note to us in the principal amount of $2,475,762.82. The promissory note is secured by the shares of restricted stock purchased by Dr. Scott. The promissory note accrues interest which compounds annually at the rate of 3.97% per year, the applicable federal rate for a five-year note in effect during December 2001. Principal is due and payable at the end of the five-year term. Interest is payable annually and at maturity. Dr. Scott is also obligated to pay principal and accrued interest thereon with the net after-tax proceeds of any sale by him of the restricted stock. Under certain circumstances, Dr. Scott may also pay all or a part of the principal and accrued interest thereon by delivering shares of common stock to us, which shares will be valued at their fair market value at the time of delivery. The promissory note is 75% non-recourse as to principal and full recourse as to the remaining principal and all interest. As of March 31, 2006, principal and accrued interest of $2,500,334.76 was outstanding under this note.

On December 3, 2001, Jerry McAleer, Ph.D., our Vice President, Research and Development, Vice President, Cardiology and one of our directors, purchased 250,000 shares of restricted stock at a price of $6.20 per share by exercising an option granted to Dr. McAleer in August 2001 under the 2001 Stock Option Plan. In connection with this purchase, Dr. McAleer delivered a five-year promissory note to us in the principal amount of $1,549,750. The promissory note is secured by the shares of restricted stock purchased by Dr. McAleer. The promissory note accrues interest which compounds annually at the rate of 3.97% per year, the applicable federal rate for a five-year note in effect during December 2001. Principal is due and payable at the end of the five-year term. Interest is payable annually and at maturity. Dr. McAleer is also obligated to pay principal and accrued interest thereon with the net after-tax proceeds of any sale by him of the restricted stock. Under certain circumstances, Dr. McAleer may also pay all or a part of the principal and accrued interest thereon by delivering shares of common stock to us, which shares will be valued at their fair market value at the time of delivery. The promissory note is 75% non-recourse as to principal and full recourse as to the remaining principal and all interest. As of March 31, 2006, principal and accrued interest of $1,626,656.34 was outstanding under this note.

Transactions with Piet Moerman

Through our subsidiary Inverness Medical Benelux Bvba, we have entered into a Sale and Purchase Agreement with Mr. Piet Moerman to acquire all of the shares of capital stock of Innovative Medical Devices (“IMD”), a Belgian private company with limited liability, for 25,000 shares of the Company’s common stock. At the closing, Mr. Moerman is expected to enter into a Management Agreement with IMD to serve as its manager for two (2) years at an annual salary of EUR 175,000 (excluding VAT). The closing of the acquisition is anticipated to occur in April 2006. The purpose of the acquisition is to secure access to the research and development capabilities of IMD and Mr. Moerman, a scientist employed by our predecessor, Inverness Medical Technology, as well as to acquire intellectual property owned by IMD.

Mr. Moerman, the current manager of IMD and sole owner of all the issued share capital of IMD, is married to Hilde Eylenbosch, the Company’s Vice President of Consumer Diagnostics.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of our outstanding shares of common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. Such persons are required by applicable regulations to furnish us with copies of all reports filed pursuant to Section 16(a).

To our knowledge, based solely on a review of the copies of such reports received by us and certain written representations that no other reports were required, we believe that for the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to its officers, directors and 10% beneficial owners were complied with, except that seven Form 4s were filed late, one each by Carol Goldberg, Robert Khederian, John Levy, John Quelch, Peter Townsend, Alfred Zeien and David Scott. In addition, Michael Bresson, a former officer of the Company, filed one late Form 4.

Stockholder Proposals

Stockholders who wish to present proposals pursuant to Rule 14a-8 promulgated under the Exchange Act for consideration at our 2007 annual meeting of stockholders must submit the proposals in proper form to us at the address set forth on the first page of this proxy statement not later than December 20, 2006 in order for the proposals to be considered for inclusion in our proxy statement and form of proxy relating to the 2007 annual meeting.

Stockholder proposals intended to be presented at our 2007 annual meeting submitted outside the processes of Rule 14a-8 must be received in writing by us no later than the close of business on February 23, 2007, nor earlier than January 24, 2007, together with all supporting documentation and information required by our bylaws. Proxies solicited by the Board will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

Our Nominating and Corporate Governance Committee will consider director candidates recommended for nomination by stockholders. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. In order to have a director candidate considered by the Nominating and Corporate Governance Committee, the recommendation must be submitted to the Company Secretary at the address set forth on the first page of this proxy statement not later than December 20, 2006 and must include: the name and address of record of the stockholder; a representation that the stockholder is a record holder of our voting stock, or if the stockholder is not a record hold of our voting stock, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act; the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate; a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time; a description of all arrangements or understandings between the stockholder and the proposed director candidate; the consent of the proposed director candidate (i) to be named in the proxy statement relating to the our annual meeting of stockholders and (ii) to serve as a director if elected at such annual meeting; and any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission.

Other Information

A copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules, for the year ended December 31, 2005 (the “Annual Report”) shall be provided without charge to each person solicited hereby upon the written request made to:

Inverness Medical Innovations, Inc.
Investor Relations Department
51 Sawyer Road
Suite 200
Waltham, MA  02453-3448
Attn:  Doug Guarino

In addition, copies of any exhibits to the Annual Report will be provided for a nominal charge to stockholders who make a written request to us at the above address.

The Board is aware of no other matters, except for those incident to the conduct of the annual meeting, that are to be presented to stockholders for formal action at the annual meeting. If, however, any other matters properly come before the annual meeting or any adjournments or postponements thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

By order of the Board

Ron Zwanziger
Chairman, Chief Executive Officer and President

April 19, 2006